Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

         This AGREEMENT (this "Agreement") is made and entered into in the State of North Carolina as of June 13, 2000, among RED HAT, INC., a Delaware corporation ("Buyer"), WIRESPEED COMMUNICATIONS CORPORATION, an Alabama corporation (the "Company"), all the stockholders of the Company who have signed the signature pages to this Agreement and all persons who become stockholders of the Company hereafter and become a party to this Agreement pursuant to Section
6.18 (individually, a "Stockholder" and collectively, the "Stockholders"), and Andrew Bailey in his capacity as Securityholder Agent (the "Securityholder Agent").

                                    RECITALS

         A. The Stockholders desire to sell, and Buyer desires to purchase, all the shares (the "Shares") of capital stock of the Company issued and outstanding as of the date on which the transactions contemplated in this Agreement close (the "Closing Date") for the consideration and on the terms set forth in this Agreement.

         B. Buyer intends to create a subsidiary, which in turn will create a subsidiary (the "Second Tier Subsidiary"), that will have all rights of the Buyer under this Agreement.

         C. The transactions contemplated in this Agreement are to be designed to allow the parties to make applicable elections under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties hereto intend for the sale and purchase of the Shares to be treated as a taxable transaction. For accounting purposes, it is intended that the transactions contemplated in this Agreement be accounted for under the "purchase method."

         D. The respective Boards of Directors of Buyer and the Company have approved this Agreement, the Escrow Agreement and the transactions contemplated hereunder and thereunder.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties hereto agree as follows:

                                    ARTICLE I

                               THE STOCK PURCHASE

         1.1      Shares.
                  -------

         Subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated in this Agreement (the "Closing"), the Stockholders will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from the Stockholders.

         1.2      Purchase Price.
                  ---------------

                  (a) Base Consideration. In exchange for the acquisition by Buyer of all outstanding capital stock of the Company, par value $0.001 per share, and any shares that are currently represented by options that become issued and outstanding prior to Closing ("Company Capital Stock"), and the assumption by Buyer of all outstanding Company Options as provided in Section 1.2(e), Buyer shall (i) pay to the Stockholders cash of $10,000 (the "Cash Amount"), (ii) issue shares of common stock of Buyer, par value $.0001 per share ("Buyer Common Stock"), and (iii) pay cash as described in Section 1.2(h), such consideration having an aggregate value of $30,290,000 (the "Base Consideration").

                  (b) Exchange of Company Common Stock. Subject to the terms and conditions of (i) this Agreement, including without limitation Sections 1.2(d) and 1.3 hereof, and (ii) the Escrow Agreement (as defined in Section 7.2(e)), at the Closing, the Stockholders will exchange each share of Company Capital Stock issued and outstanding at that time for that number of shares of Buyer Common Stock equal to the Exchange Ratio and each Stockholder shall be entitled to receive its pro rata share of the Cash Amount based on the share ownership reflected on Schedule 2.3(a). For purposes of this Agreement, the following definitions shall apply:

                           (i) the "Exchange Ratio" means the quotient obtained
                  by dividing (x) the Base Consideration Share Number by (y) the Company Share Number;

                           (ii) the "Base Consideration Share Number" is
                  1,531,232, which was determined by dividing an amount equal to $30,290,000 by $19.78145 (the "Designated Buyer Stock Price"), which is the average closing price per share of Buyer's common stock on the Nasdaq National Market for the twenty (20) trading day period ending on the trading day immediately prior to the execution of this Agreement, and rounding down to the nearest .001 of a share. No adjustment shall be made in the Base Consideration Share Number as a result of any proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of any Company Options;

                           (iii) the "Company Share Number" means the aggregate
                  number of shares of Company Common Stock outstanding immediately prior to the Closing Date (including all shares of Company Common Stock issued or issuable upon exercise, conversion or exchange of all vested Company Options which are exercised or converted as of the Effective Time).

                  (c) Stock Restrictions. If any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then, in addition to the restrictions to be imposed pursuant to Section
1.3 below, the shares of Buyer Common Stock issued in exchange for such shares of Company Capital Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Buyer Common Stock may accordingly be marked with appropriate legends in the discretion of Buyer.

                  (d) Escrow. 153,123 shares of Buyer Common Stock consisting of Restricted Shares (the "Escrow Shares") to be issued by Buyer under this Agreement (none of which Escrow Shares shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company) shall be held in escrow pursuant to the Escrow Agreement to reimburse Buyer and its Affiliates (as defined in Rule 144 under the Securities Act), including the Company, for any Losses (as defined in Section 8.2(a) hereof) reimbursable to Buyer pursuant to Section 8.3(a) transactions contemplated hereby. The Escrow Shares will be withheld on a pro rata basis among the holders of Company Capital Stock. The exact number of Escrow Shares held for the account of each holder of Company Capital Stock will be set forth in the Escrow Schedule as provided in
Section 8.3(a). The delivery of the Escrow Shares will be made on behalf of the holders of Company Capital Stock in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Buyer directly to such holders and subsequently delivered by such holders to the Escrow Agent (as defined in Section 8.3(a)).

                  (e) Stock Options. At the Effective Time, the Company's stock option plan (the "Option Plan"), and all options to purchase Company Common Stock then outstanding under the Option Plan, shall be assumed by Buyer in accordance with the following provisions:

                           (i) At the Effective Time, each outstanding option to
                  purchase shares of Company Common Stock issued under the Option Plan (each a "Company Option"), whether vested or unvested, shall be assumed by Buyer. Buyer and the Company will take all action necessary to cause the assumption by Buyer as of the Effective Time of the Option Plan and all of the Company Options set forth on Schedule 2.3(b) or granted on or after the date hereof with the consent of Buyer and, in each case, outstanding as of the Effective Time. The Company will take all corporate action necessary to effect, without the consent or cooperation of the holders of Company Options, such assumption by Buyer and the conversion of the Company Options into options to purchase shares of Buyer Common Stock as set forth herein. Each Company Option so assumed by Buyer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective

                  Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Buyer Common Stock and (B) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                           (ii) Promptly following the Effective Time, Buyer
                  will issue to each holder of an unexpired and unexercised Company Option an instrument evidencing the foregoing assumption of such Company Option by Buyer.

                  (f) Earnout; Additional Consideration. The Stockholders shall be entitled to receive additional consideration for the Shares (the "Additional Consideration") as follows:

                           (i) Determination Dates. Within 45 days after
                  February 28, 2001, August 31, 2001, and February 28, 2002, the Buyer will calculate the gross revenue of the Company for the previous six (6) months ("Actual Revenue") determined in accordance with generally accepted accounting principles. Provided the following revenue goals are met, Additional Consideration not to exceed $49,500,000 will be paid in accordance with Sections 1.2(f)(ii)-(iii):

                  -------------------------------------- ---------------------------- ------------------------------
                  Six Month Period Ending                Revenue Goal                 Revenue Minimum
                  -------------------------------------- ---------------------------- ------------------------------
                  February 28, 2001                      $6,000,000                   $1,900,000
                  -------------------------------------- ---------------------------- ------------------------------
                  August 31, 2001                        $8,500,000                   $3,000,000
                  -------------------------------------- ---------------------------- ------------------------------
                  February 28, 2002                      $11,500,000                  $4,000,000
                  -------------------------------------- ---------------------------- ------------------------------

                           (ii) Payment Amounts. For each of the three (3)
                  six-month periods listed in Section 1.2(f)(i), Additional Consideration will be computed by first subtracting the applicable Revenue Minimum from Actual Revenue, then dividing this number by the difference between the Revenue Goal and Revenue Minimum for the appropriate period, and then multiplying this fraction by $16,500,000 and rounding the result to the nearest dollar (the "Payment Amount"). If this computation produces a negative number or zero, no Additional Consideration will be paid for that period. In addition, the Payment Amount for each period shall not exceed $16,500,000. For example, if the Company's Actual Revenue for the six-month period ending February 28, 2001, is $5,000,000, the Payment Amount is [($5,000,000 - $1,900,000)/($6,000,000 -
                  $1,900,000)] x $16,500,000 = $12,475,608.

                           (iii) Procedure for Determining Post-Closing
                  Revenues. Buyer will determine, and deliver to Securityholder Agent, statements setting forth the Actual Revenue within forty-five (45) days following the end of February 28, 2001, August 31, 2001 and February 28, 2002 (each such statement being referred to in this Section 3.4 as the "Contingent Statement"). If within twenty (20) days following delivery of any Contingent Statement, the Securityholder Agent has not given Buyer notice of its objection to the Contingent Statement so delivered (such notice must contain a statement of the basis of Securityholder Agent's objection), then such Contingent Statement shall be deemed to be accepted by Securityholder Agent and shall be used in computing the appropriate payment to be made by Buyer. If Securityholder Agent gives such notice of objection, then the issues in dispute will be submitted to KPMG Peat Marwick LLP (the "Accountants") for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its subsidiaries (or its representatives), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer and the Stockholders will each bear 50% of the fees of the Accountants for such determination.

                           (iv) Form of Payment. The Payment Amounts calculated
                  in Section 1.2(f)(ii) shall be paid in Buyer Common Stock in the form of Restricted Shares (except as otherwise provided in Section 1.3(d) hereof) within ten days after each determination made pursuant to Section 1.2(f)(i). The number of shares to be issued shall be determined by dividing the Payment Amount by the average closing price per share (the "Additional Share Stock Price") of Buyer's common stock on the Nasdaq National Market for the twenty (20) trading day period ending on the trading day immediately prior to the issuance of Buyer Common Stock (the "Additional Shares") constituting the Additional Consideration. The Additional Shares shall be distributed on a pro rata basis to the holders of shares of Company Capital Stock based on each stockholder's percentage ownership of Company Capital Stock immediately prior to the Closing Date as set forth on the Capitalization Table to be furnished to Buyer at Closing pursuant to Section 7.3(k) hereof.

                  (g) Adjustments. In the event of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time, appropriate adjustments will be made to the number of shares of Buyer Common Stock issuable in exchange for shares of Company Capital Stock and upon the exercise of Company Options.

                  (h) Fractional Shares. No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof, each Stockholder who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall be entitled to receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) in the case of Base Consideration, the Designated Buyer Stock Price and, in the case of Additional Consideration, the Additional Share Stock Price with respect to the relevant period.

         1.3      Restricted Shares.
                  ------------------

                  (a) Unrestricted and Restricted Shares. The Stockholders shall receive a portion of their Base Consideration in the form of Buyer Common Stock subject to the restrictions set forth in Section 1.3(c) ("Restricted Shares") and a portion of their Base Consideration in the form of Buyer Common Stock that is not subject to the restrictions set forth in Section 1.3(c) ("Unrestricted Shares"). The number of shares of Buyer Common Stock to be received by each Stockholder in the form of Unrestricted Shares shall be equal to the total number of shares of Buyer Common Stock to be received by such Stockholder under
Section 1.2(b) multiplied by the quotient obtained by dividing (x) an amount equal to $15,000,000 by (y) the Base Consideration, rounded up to the nearest whole number. The remaining shares received by such Stockholder under Section 1.2(b) shall be Restricted Shares.

                  (b) Restricted Period. The term "Restricted Period" with respect to the Restricted Shares (after which restrictions shall lapse) means a period starting on the date such Restricted Shares are issued and ending on the first to occur of the following:

                           (i) the sixth anniversary of the Closing Date; and

                           (ii) termination, by Buyer, of the employment of the
                  holder of Restricted Shares without cause;

provided, however, as to Stockholders who were employees of the Company as of May 26, 2000, as set forth in Schedule 2.3(a), and as to Keith Lowe (collectively, the "Employee Stockholders"), the restrictions on one-third of such Employee Stockholder's Restricted Shares shall lapse at the end of each year during the three (3) years after such issuance if such Employee Stockholder is employed by the Company or the Buyer on such anniversary date. For purposes of the foregoing sentence, Stockholders who were not employees of the Company as of May 26, 2000, as set forth in Schedule 2.3(a), other than Keith Lowe (collectively, the "Non-Employee Stockholders"), shall be treated, for purposes of this Agreement, as if they were employees of the Company and remain employed by the Company for three years from the date of issuance of any Buyer Common Stock to them pursuant to this Agreement.

                  (c) Restrictions. During the Restricted Period, none of the Restricted Shares may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except, (i) upon the death of a Stockholder, to the heirs, successors, assigns or personal representative of such Stockholder or (ii) a transfer or gift to a parent, spouse, child (whether adopted or a step-child) or other lineal descendants of a Stockholder, or a trust, limited partnership or other entity of which all of the owner's or beneficiaries, as the case may be, consist solely of parents, spouses or children (whether adopted or step-children) or other lineal descendants of the Stockholders; provided, however, each such recipient of Restricted Shares shall agree in writing to be bound by the restrictions set forth in this Section 1.3 as a condition to such person's receipt of the Restricted Shares. The transfer restriction imposed by this Section 1.3(c) does not limit the Stockholders' right to receive dividends with respect to Restricted Shares or to vote the Restricted Shares during the Restricted Period. Any sale, exchange, transfer, pledge, hypothecation or other attempted disposition of the Restricted Shares shall be null and void and of no force or effect.

                  (d) Unrestricted Additional Share Amount. All Additional Shares to be issued pursuant to Section 1.3(f) above, if any, shall be Restricted Shares, except:

                           (i) of the Additional Shares, if any, issued with respect to the six-month period ended February 28, 2001, a number of shares equal to the lesser of (A) $4,000,000 (the "Unrestricted Additional Share Amount") divided by the Additional Share Stock Price and (B) twenty-five percent (25%) of such Additional Shares, shall be issued as Unrestricted Shares;

                           (ii) of the Additional Shares, if any, issued with respect to the six-month period ended August 31, 2001, a number of shares equal to the lesser of (A) (the Unrestricted Additional Share Amount reduced by the dollar value of the Unrestricted Shares issued pursuant to sub-paragraph (i) above) divided by the Additional Stock Price and (B) twenty-five percent (25%) of such Additional Shares, shall be issued as Unrestricted Shares; and

                           (iii) of the Additional Shares, if any, issued with respect to the six-month period ended February 28, 2002, a number of shares equal to the lesser of (A) (the Unrestricted Additional Share Amount reduced by the dollar value of the Unrestricted Shares issued pursuant to sub-paragraphs (i) and (ii) above) divided by the Additional Stock Price and (B) twenty-five percent (25%) of such Additional Shares, shall be issued as Unrestricted Shares.

                  (e) Certificates for Restricted Shares. Stock certificates representing the Restricted Shares shall be imprinted with a legend stating that such shares are "restricted shares" and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

         The Company and the Stockholders, jointly and severally, hereby represent and warrant to Buyer as follows:

         2.1      Organization of the Company.
                  ----------------------------

         The Company is a corporation duly organized, validly existing and, except as set forth in Schedule 2.1 of the Company Schedules, in good standing under the laws of the State of Alabama. The Company has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Schedule 2.1 of the written disclosure schedules delivered by the Company to Buyer concurrently with the execution of this Agreement (the "Company Schedules"), the Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed has had or could be reasonably expected to have a Material Adverse Effect (as defined below) on the Company. For purposes of this Agreement, a "Material Adverse Effect" shall mean, with respect to Buyer on the one hand and the Company on the other hand, the result of one or more events, occurrences, changes or effects which, individually or in the aggregate, has had or could be reasonably expected to have a material adverse effect or impact on the business, assets (including intangible assets), results of operations or financial condition of such party and its subsidiaries, taken as a whole, or on such party's ability to consummate the transactions contemplated hereby. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Buyer.

         2.2      Subsidiaries.
                  -------------
                  (a) Except as set forth on Schedule 2.2 of the Company Schedules, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person (as defined in Section 10.3 below). Unless such Schedule 2.2 provides otherwise, the Persons set forth on
Schedule 2.2 of the Company Schedules are sometimes herein referred to individually as a "Subsidiary" and collectively as the "Subsidiaries."

                  (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (to the extent such concepts are applicable), and has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed has had or could be reasonably expected to have a Material Adverse Effect on the Company. The Company has delivered a true and correct copy of the Articles of Incorporation and Bylaws (or comparable documents) of each of the Subsidiaries, each as amended to date, to Buyer.

                  (c) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien (as defined in Section 2.10(b)(vi) below) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, or (ii) options or other rights to acquire from the Company or any Subsidiary, or to cause the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, any Subsidiary (the items in clauses
(i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         2.3      Company Capital Structure.
                  --------------------------

                  (a) Upon the filing of an amendment to the Articles of Incorporation of the Company, which shall become effective prior to the Closing, the authorized capital stock of the Company shall consist of 2,000,000 shares of Company Common Stock, of which 1,038,000 shares shall be issued and outstanding. Five hundred shares of Company Common Stock are held in the Company's treasury. The Company Common Stock is held of record by the Persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a) of the Company Schedules.
Schedule 2.3(a) of the Company Schedules also indicates for each Company stockholder whether that stockholder was an employee of the Company as of May 26, 2000 and whether any shares of Company Common Stock held by such stockholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All issued and outstanding shares of Company Common Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws. There are no issued or outstanding shares of Company Capital Stock other than as set forth on Schedule 2.3(a) of the Company Schedules.

                  (b) The Company has reserved 500,000 shares of Company Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which (i) 57,950 shares of Company Common Stock are subject to outstanding, unexercised options, (ii) none of the shares are subject to outstanding unexercised Purchase Rights (as defined below) and (iii) 442,050 shares of Company Common Stock remain available for future grant. Schedule 2.3(b) of the Company Schedules sets forth each outstanding Company Option, including the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an employee of the Company as of the date hereof, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date of this

Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable as a result of the transactions contemplated by this Agreement. Except for the Company Options and the agreements set forth on Schedule 2.3(b) of the Company Schedules, there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to (i) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Common Stock or Preferred Stock or (ii) grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, exchangeable or convertible securities, commitment or agreement (collectively, "Purchase Rights"). All issued and outstanding Company Options have been offered, issued and delivered in compliance with applicable federal and state securities laws. As a result of the transactions contemplated by this Agreement, Buyer will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock. Upon the assumption by Buyer of the outstanding Company Options as set forth in Section 1.2(f), all of such Company Options shall be exercisable solely for shares of Buyer Common Stock as set forth in
Section 1.2(f). The assumption of the Company Options and the Option Plans by Buyer as set forth in Section 1.2(f) does not conflict with or violate the provisions of any Option Plan or any stock option or other agreement or instrument relating to or governing any Company Option and no consent or approval of, or notice to, any Person is required in connection with such assumption.

         2.4      Authority.
                  ----------

         The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. No vote or other action is required to be taken by or on behalf of the Subsidiaries to duly approve the terms of this Agreement. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors, at a meeting duly called and held, has unanimously approved this Agreement, the Escrow Agreement and the other transactions contemplated by this Agreement and the Escrow Agreement. This Agreement has been duly executed and delivered by the Company, the Securityholder Agent and the Stockholders and constitutes, and the Escrow Agreement, when duly executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company, the Securityholder Agent and the Stockholders, enforceable against each such person in accordance with its respective terms, except that the enforcement hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Each of the Stockholders and the Company has complied with, or has taken all actions necessary to render inapplicable, any state takeover statute or similar statute or regulation applicable to this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby.

         2.5      No Conflict.
                  ------------

         Except as set forth on Schedule 2.5 of the Company Schedules, the execution and delivery of this Agreement and the Escrow Agreement by each of the Company, the Stockholders and the Securityholder Agent does not, and the compliance with and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by the Company, the Stockholders and the Securityholder Agent will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or any Subsidiary or (ii) any Contract (as defined in Section 2.17(b) below), judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Subsidiary , the Stockholders or the Securityholder Agent, or any of the respective properties or assets of any of such persons.

         2.6      Consents.
                  ---------

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company, any Subsidiary, the Stockholders or the Securityholder Agent in connection with the execution and delivery of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) a filing under the Hart-Scott-Rodino Act, as amended (the "HSR Act"), and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.6 of the Company Schedules.

         2.7      Company Financial Statements.
                  -----------------------------

         The Company has previously delivered to Buyer the unaudited statement of operations of the Company and its Subsidiaries for the years ended December 31, 1999 and 1998 and the three months ended March 31, 2000 and the unaudited balance sheet of the Company and its Subsidiaries as of December 31, 1999 and 1998 and March 31, 2000 (the "Most Recent Balance Sheet Date") (collectively, the "Company Unaudited Financial Statements"). Except as set forth on Schedule
2.7 of the Company Schedules, the balance sheet included in the Company Unaudited Financial Statements (including any related notes) (the "Company Balance Sheet") presents fairly, in all material respects, the financial position of the Company as of the Most Recent Balance Sheet Date and the statement of operations included in the Company Unaudited Financial Statements (including any related notes) presents fairly the results of operations of the Company for the three months ended March 31, 2000, in each case in accordance with the cash basis method of accounting except as otherwise stated therein (or in any related notes) and except for the lack of footnotes.

         2.8      No Undisclosed Liabilities.
                  ---------------------------

         Except as set forth in Schedule 2.8 of the Company Schedules, neither the Company nor any Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles ("GAAP")), in an amount greater than $1,000 in any individual case or $10,000 in the aggregate, which (i) has not been fully disclosed, reflected or reserved against in the Company Balance Sheet or the Company Unaudited Financial Statements or (ii) has not arisen in the ordinary course of the Company's business consistent with past practices since the Most Recent Balance Sheet Date, in each case which has had or could be reasonably expected to have a Material Adverse Effect on the Company.

         2.9      No Changes.
                  -----------

         Except as set forth in Schedule 2.9 of the Company Schedules, since the Most Recent Balance Sheet Date through and including the date hereof there has not been, occurred or arisen any:

                  (a) transaction or action or failure to act by the Company or any Subsidiary except in the ordinary course of business as conducted on the Most Recent Balance Sheet Date and consistent with past practices;

                  (b) amendments or changes to the Articles of Incorporation or Bylaws (or other comparable document) of the Company or any Subsidiary;

                  (c) capital expenditure or capital commitment by the Company or any Subsidiary of $5,000 in any individual case or $30,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

                  (d) destruction of, significant damage to or loss of any material assets, business or customer of the Company or any Subsidiary (whether or not covered by insurance);

                  (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company or any Subsidiary, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Subsidiary;

                  (g) revaluation by the Company or any Subsidiary of any of its respective assets;

                  (h) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock or Subsidiary Securities, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any Company Capital Stock or Subsidiary Securities, other than dividends by any wholly-owned Subsidiary to the Company;

                  (i) increase in the salary or other compensation payable or to become payable by the Company or any Subsidiary to any of its respective officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to Company Options or Subsidiary Securities held by such individuals) other than salary increases in connection with annual salary reviews consistent with past practices and in no event in excess of five percent per individual, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or any Subsidiary, of a bonus or other additional salary or compensation to any such Person;

                  (j) agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any Subsidiary is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any Subsidiary is a party or by which it or any of its assets is bound except in the ordinary course of business and consistent with past practices;

                  (k) sale, lease, license or other disposition of any of the assets or properties of the Company or any Subsidiary, or creation of any lien or security interest in such assets or properties, except in the ordinary course of business and consistent with past practices;

                  (l) loan by the Company or any Subsidiary to any Person, incurring by the Company or any Subsidiary of any indebtedness, guaranteeing by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses or extensions of trade credit to customers in the ordinary course of business on customary terms and consistent with past practices;

                  (m) waiver or release of any right or claim of the Company or any Subsidiary, including any write-off or other compromise of any account receivable of the Company or any Subsidiary except in the ordinary course of business and consistent with past practices or to the extent already reflected in the Most Recent Balance sheet;

                  (n) commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or, to the knowledge of the Company, investigation of the Company or any Subsidiary or its respective affairs;

                  (o) (i) sale by the Company or any Subsidiary of any "Company Intellectual Property" (as defined in Section 2.14 below) or the entering into of any license agreement (other than customer agreements or end-user license agreements entered into by the Company or any Subsidiary in the ordinary course of business consistent with past practices), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any Person or with respect to the "Intellectual Property" (as defined in Section 2.14 below) of any Person, other than the transfer of Intellectual Property in connection with work or services provided for a Company customer in the ordinary course of business pursuant to a "work for hire" arrangement, (ii) purchase or other acquisition of any Intellectual Property (other than Commercial Software Rights (as defined in Section 2.14 below)) or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property (other than Commercial Software Rights) of any Person or
(iii) change in pricing or royalties set or charged by the Company or any Subsidiary to its respective customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company or any Subsidiary;

                  (p) except as set forth on Schedule 2.3(b) of the Company Schedules, issuance or sale by the Company or any Subsidiary of any Company Capital Stock, Subsidiary Securities or Purchase Rights or any amendment of any existing equity arrangement;

                  (q) event, occurrence, change, effect or condition of any character that has had or could be reasonably expected to have a Material Adverse Effect on the Company; or

                  (r) agreement by the Company or any Subsidiary or any officer or, to the Company's knowledge, employee thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

         2.10     Tax and Other Returns and Reports.
                  ----------------------------------

                  (a)      Definitions.
                           -----------

                           (i) For the purposes of this Agreement, "Tax" or,
                  collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

                           (ii) For the purposes of this Agreement, "Tax
                  Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.

                           (iii) For the purposes of this Agreement, "Tax
                  Authority" means any governmental authority responsible for the imposition of any Tax.

                  (b) Tax Returns and Audits. Except as set forth in Schedule 2.10(b) of the Company Schedules:

                           (i) The Company and the Subsidiaries have timely
                  filed all Tax Returns required to be filed. All Tax Returns filed by the Company and the Subsidiaries are true, correct and complete in all material respects and have been completed in accordance with applicable law.

                           (ii) Each of the Company and the Subsidiaries: (A)
                  has paid or accrued all Taxes it is required to pay or accrue (whether or not shown as due on any Tax Return) and (B) has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii) Neither the Company nor any Subsidiary has been
                  delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or, to the knowledge of the Company, proposed against the Company or any Subsidiary, nor has the Company or any Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) None of the Tax Returns filed by the Company or
                  any Subsidiary or Taxes payable by the Company or any Subsidiary have been the subject of an audit, action, suit, proceeding, claim, deficiency, assessment or, to the knowledge of the Company, examination by any governmental authority, and no such audit, action, suit, proceeding, claim, deficiency, assessment or examination is currently pending or, to the knowledge of the Company, threatened.

                           (v) Neither the Company nor any Subsidiary has any
                  liability for unpaid federal, state, local and foreign Taxes (including, without limitation, any penalties or interest assessed with respect thereto) which have not been accrued or reserved against in the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the Company nor any Subsidiary has incurred any liability for Taxes since the Most Recent Balance Sheet Date other than in the ordinary course of business consistent with past practice.

                           (vi) There are (and as of immediately following the
                  Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company or any Subsidiary relating to or attributable to Taxes, other than Liens for ad valorem taxes not yet due and payable as of such time.

                           (vii) To the Company's knowledge, there is no basis
                  for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any Subsidiary.

                           (viii) None of the assets of the Company or any
                  Subsidiary are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (ix) There is no contract, agreement, plan or
                  arrangement to which the Company or any Subsidiary is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to an "excess parachute payment" within the meaning of Section 280G (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or Section 404 of the Code.

                           (x) Neither the Company nor any Subsidiary has filed
                  any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary.

                           (xi) Neither the Company nor any Subsidiary is a
                  party to a tax sharing, allocation, or indemnification agreement nor does the Company or any Subsidiary owe any amount under any such agreement.

                           (xii) Neither the Company nor any Subsidiary is, nor
                  has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                           (xiii) No adjustment relating to any Tax Return filed
                  by the Company or any Subsidiary has been proposed formally or informally by any tax authority to the Company, any Subsidiary or any representative thereof which was not resolved more than three years ago to the satisfaction of the relevant tax authority.

                           (xiv) Neither the Company nor any Subsidiary has
                  agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement.

                           (xv) No material claim has been made by a Tax
                  Authority in a jurisdiction where the Company and the Subsidiaries do not file Tax Returns that the Company or any Subsidiary is or may be subject to Tax in that jurisdiction.

                           (xvi) Neither the Company nor any Subsidiary has, nor
                  has had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

                           (xvii) Neither the Company nor any Subsidiary has
                  ever been a member of a group filing a consolidated federal income Tax Return.

                           (xviii) The Company made a valid election to be taxed
                  as an S corporation within the meaning of Sections 1361 and 1362 of the Code, effective for all tax years beginning on October 26, 1995. The Company has not taken any action or failed to take any action which adversely affects such S election. The Company has been taxed under the Code as an S corporation since October 26, 1995, and will continue to be so taxed up to and including the Closing Date.

                           (xix) The Company will not be liable for any tax
                  imposed under Code Section 1374.

         2.11     Restrictions on Business Activities.
                  ------------------------------------

         Except as set forth in confidentiality agreements and non-disclosure agreements entered into in the ordinary course of business or as otherwise set forth on Schedule 2.11 of the Company Schedules, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company or any Subsidiary is a party or otherwise binding upon the Company or any Subsidiary which has had or could be reasonably expected to have the effect of prohibiting or impairing any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Subsidiary or the conduct of business by the Company or any Subsidiary. Without limiting the foregoing and except as set forth on Schedule 2.11 of the Company Schedules, neither the Company nor any Subsidiary has entered into any agreement under which the Company or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its respective products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.12     Title to Properties; Absence of Liens and Encumbrances.
                 -------------------------------------------------------

                  (a) Neither the Company nor any Subsidiary owns any real property, nor has ever owned any real property. Schedule 2.12(a) of the Company Schedules sets forth a list of all real property currently leased by the Company or any Subsidiary, the name of the lessor and the date of the lease and each amendment thereto and with respect to any current lease, the aggregate annual rent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default as defined in such leases (or event which with notice or lapse of time, or both, would constitute a default) except such defaults or events of default which, individually or in the aggregate, have not had and could not be reasonably expected to have a Material Adverse Effect on the Company. Neither the operations of the Company, nor the operations of any Subsidiary, on such real property, nor to the knowledge of the Company, such real property or improvements thereon, violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non violation is not dependant, in any instance, on so called non-conforming use exceptions.

                  (b) The Company and each of the Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its respective tangible properties and assets, real, personal and mixed, used or held for use in its respective business, free and clear of any Liens, except as reflected in the Company Unaudited Financial Statements, such Liens set forth on Schedule 2.12 of the Company Schedules and such Liens, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby (collectively, the "Permitted Liens").

                  (c) Except as set forth on Schedule 2.12 of the Company Schedules, all facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company or any Subsidiary are (i) adequate for the conduct of the business of the Company and the Subsidiaries as currently conducted and (ii) in good operating condition, subject to normal wear and tear, and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition has not had and could not be reasonably expected to have a Material Adverse Effect on the Company.

                  (d) Neither the Company nor any Subsidiary has sold or otherwise released for distribution any of its respective customer files and other customer information relating to the current and former customers of the Company and the Subsidiaries (the "Company Customer Information"). Except for information as provided to sales representatives (which information is subject to a customary non-disclosure agreement), no Person other than the Company, the Subsidiaries and, with respect to information about a particular customer, that customer, possesses any claims or rights with respect to use of the Company Customer Information.

         2.13     Governmental Authorization.
                  ---------------------------

         Schedule 2.13 of the Company Schedules accurately lists each consent, license, permit, grant or other authorization issued to the Company or any Subsidiary by a Governmental Entity (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its respective properties or (ii) which is required for the operation of its respective business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and the Subsidiaries to operate or conduct their businesses or hold any interest in their respective properties or assets except for Company Authorizations the absence or invalidity of which has not had and could not be reasonably expected to have a Material Adverse Effect on the Company.

         2.14     Intellectual Property.
                  ----------------------

         For the purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "Commercial Software Rights" shall mean commercially available software programs generally available to the public which have been licensed to the Company or any Subsidiary pursuant to end-user licenses and which are lawfully used in the business of the Company or any Subsidiary but are in no way a component of or incorporated in any products of the Company or any Subsidiary or any related Company Intellectual Property.

         "Company Intellectual Property" shall mean any Intellectual Property (other than Commercial Software Rights and third party Intellectual Property subject to the agreements set forth on Schedule 2.14(c)) that is used in the business of the Company or any Subsidiary as currently conducted and as proposed to be conducted, but the term "Company Intellectual Property" shall not include any work and services performed by the Company or its customers in the ordinary course of business pursuant to a "work for hire" arrangement.

         "Registered Intellectual Property" shall mean all United States and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any Subsidiary.

                  (a) Schedule 2.14(a) of the Company Schedules sets forth a complete list of all Company Registered Intellectual Property and specifies the jurisdictions in which such Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company or any Subsidiary and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Schedule 2.14(a) of the Company Schedules also sets forth a complete list of any requests the Company or any Subsidiary has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made.

                  (b) Schedule 2.14(b) of the Company Schedules sets forth a complete list of all licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary has authorized any other Person to use any Company Intellectual Property, and includes the date thereof and identity of all parties thereto.

                  (c) Schedule 2.14(c) of the Company Schedules sets forth any agreement pursuant to which a third party has licensed or transferred any Intellectual Property to the Company or any Subsidiary (other than licenses of Commercial Software Rights) and includes the date thereof and identity of all parties thereto.

                  (d) Except as set forth on Schedule 2.14(d) of the Company Schedules, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company or any Subsidiary to be in violation or default under any license, sublicense or agreement listed on, or which should be listed on, Schedule 2.14(b) or Schedule 2.14(c) of the Company Schedules, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

                  (e) Neither the Company nor any Subsidiary has been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property of any third party and which has not been finally terminated prior to the date hereof nor does the Company have any knowledge of any such charge or claim or any infringement liability with respect to, or infringement or violation by, the Company or any

Subsidiary of any Intellectual Property of another. No Company Intellectual Property or product of the Company or any Subsidiary is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing of products by the Company or any Subsidiary.

                  (f) Each item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

                  (g) Except for the licenses, sublicenses and agreements set forth in Schedule 2.14(b), and work and services performed by the Company for its customers in the ordinary course of business pursuant to a "work for hire" arrangement, the Company is the sole and exclusive owner of, with all right, title, and interest in and to each item of Company Intellectual Property, free and clear of any Lien, (other than Permitted Liens) and has sole and exclusive rights (and neither the Company nor any Subsidiary is contractually obligated to pay any compensation (other than licensing fees and royalties set forth in the applicable license) to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used. Except for the licenses, sublicenses and agreements set forth in Schedule 2.14(c), no Company Intellectual Property is subject to any restrictions with respect to its use, modification or distribution under the terms of the GNU General Public License or other terms that would require the Company to make publicly and freely available any Company Intellectual Property. Neither the Company nor any Subsidiary uses nor is licensed to use, and none of its respective products include or incorporate, any software distributed free of charge on a trial basis for which a paid license would be required. Except for the licenses, sublicenses and agreements set forth in Schedule 2.14(c), none of the Company's or any Subsidiary's products include or incorporate any software whose ownership has been retained by a third party who controls its distribution, modification, performance, display, or other use (other than software of a customer of the Company for which work and services were performed by the Company for such customer in the ordinary course of business pursuant to a "work for hire" arrangement).

                  (h) To the extent that any material Company Intellectual Property has been developed or created by a third party for the Company or any Subsidiary, the Company or such Subsidiary has a written agreement with such third party with respect thereto, and the Company or such Subsidiary thereby has obtained ownership of, and is the exclusive owner of all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

                  (i) Except in connection with work and services performed by the Company for its customers in the ordinary course of business pursuant to a "work for hire" arrangement, neither the Company nor any Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

                  (j) All contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. Each of the Company and the Subsidiaries is in material compliance with, and has not breached any term of such contracts, licenses and agreements in such a way as to have a Material Adverse Effect on the Company or to give rise to a right by any other party to terminate such contracts, licenses or agreements, and, to the Company's knowledge, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements in such a way as to have a Material Adverse Effect on the Company or to give rise to a right by any other party to terminate such contracts, licenses or agreements. Following the Closing Date, the Company will be permitted to exercise all of the Company's and the Subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company and the Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any Subsidiary would otherwise be required to pay.

                  (k) No claims with respect to Company Intellectual Property have been asserted or, to the Company's knowledge, are threatened by any Person, against the Company nor are there any valid grounds for any bona fide claims or infringement liability (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company or any Subsidiary infringes on or misappropriates any Intellectual Property or constitutes unfair competition or trade practices under the laws of any jurisdiction; (ii) against the use by the Company or any Subsidiary of any Intellectual Property used in the business of the Company or any Subsidiary as currently conducted or as proposed to be conducted; or (iii) challenging the ownership by the Company or any Subsidiary, validity or effectiveness of any Company Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, including any employee or former employee of the Company or any Subsidiary.

                  (l) Each of the Company and the Subsidiaries has taken reasonable steps to protect the Company's and the Subsidiaries' respective rights in the Company's and the Subsidiaries' respective confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any Subsidiary, and, without limiting the foregoing, the Company and each of the Subsidiaries has and uses its reasonable best efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/nondisclosure agreement substantially in the form provided to Buyer and all employees and contractors of the Company and the Subsidiaries have executed such an agreement.

                  (m) Except as set forth on Schedule 2.14(m) of the Company Schedules and except in connection with work and services performed by the Company for its customers in the ordinary course of business pursuant to a "work for hire," none of the Company's nor any Subsidiary's professional services agreements with customers, agreements with merchants, agreements with outside consultants for the performance of professional services on the

Company's, any Subsidiary's or customers' behalf, nor any agreement or license with any end user or reseller of the Company's or any Subsidiary's products, confers upon any party other than the Company or any Subsidiary any ownership right with respect to any Intellectual Property developed in connection with such agreement or license.

                  (n) Neither the Company nor any Subsidiary has breached or violated the terms of any license, sublicense, or other agreement relating to any Commercial Software Rights in such a way as to have a Material Adverse Effect on the Company or to give rise to a right by any other party to terminate such license, sublicense or agreement, and the Company and each of the Subsidiaries has a valid right to use such Commercial Software Rights under such licenses and agreements. Except as set forth on Schedule 2.14(n) of the Company Schedules, neither the Company nor any Subsidiary is nor will be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any Person against the Company or any Subsidiary, nor to the knowledge of the Company are there any valid grounds for any bona fide claims which would have a Material Adverse Effect on the Company (i) to the effect that the use of any product as now used or proposed for use by the Company or any Subsidiary infringes on any Intellectual Property, (ii) against the use by the Company or any Subsidiary of any Company Intellectual Property or (iii) challenging the validity or effectiveness of any of the rights of the Company or any Subsidiary to use Commercial Software Rights. There is no unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company, any Subsidiary or any employee or, to the Company's knowledge, former employee thereof which would have a Material Adverse Effect on the Company. To the Company's knowledge, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any manner the use thereof by the Company or any Subsidiary.

         2.15     Product Warranties; Defects; Liabilities.
                 -----------------------------------------

         Except as set forth on Schedule 2.15(a) of the Company Schedules, each Company Product has been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. Except as set forth on Schedule 2.15(b) of the Company Schedules, neither the Company nor any Subsidiary has any liability or obligation (and to the Company's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Subsidiary giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice. Except as set forth on Schedule 2.15(c) of the Company Schedules, no Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law.
Schedule 2.15(c) of the Company Schedules includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products and copies of the Company's and the Subsidiaries' standard forms of merchant agreements, portal agreements and professional services agreements.

         2.16     Contracts.
                  ----------

                  (a) Except as set forth on Schedule 2.16(a) of the Company Schedules, neither the Company nor any Subsidiary has, is a party to or is bound by:

                           (i)  any collective bargaining agreements;

                           (ii) any employment or consulting agreement, contract
                  or commitment with any officer, director, employee or member of the Company's or any Subsidiary's Board of Directors that is not immediately terminable at will by the Company without payment or penalty;

                           (iii) any bonus, deferred compensation, pension,
                  profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                           (iv) any employment or consulting agreement with an
                  employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company or any Subsidiary;

                           (v) any agreement or plan, including, without
                  limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (vi) any fidelity or surety bond or completion bond;

                           (vii) any lease of personal property having a value
                  individually in excess of $10,000 per annum or which is not cancelable by the Company or a Subsidiary without penalty within ninety (90) days;

                           (viii) any agreement of indemnification or guaranty
                  other than customer agreements entered into in the ordinary course of business;

                           (ix) any agreement containing any covenant limiting
                  the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any Person;

                           (x) any agreement relating to capital expenditures
                  and involving future payments in excess of $10,000;

                           (xi) any agreement relating to the disposition or
                  acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business;

                           (xii) any mortgages, indentures, loans or credit
                  agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof, other than extensions of trade credit on customary terms in customer agreements entered into in the ordinary course of business;

                           (xiii) any purchase order or contract involving
                  $10,000 or more;

                           (xiv)  any construction contracts;

                           (xv) any dealer, distribution, joint marketing
                  (including any pilot program), development, content provider, destination site or sales representative agreement;

                           (xvi) any agreement pursuant to which the Company or
                  any Subsidiary has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

                           (xvii) any original equipment manufacturer, value
                  added, remarketer or other agreement for distribution of the Company's or any Subsidiary's products or services, or the products or services of any other Person;

                           (xviii) any agreement pursuant to which the Company
                  or any Subsidiary has advanced or loaned any amount to any stockholder of the Company or any Subsidiary or any director, officer, employee, or consultant other than business travel advances in the ordinary course of business consistent with past practice;

                           (xix) any client service agreements or customer
                  support agreements; or

                           (xx) any other agreement that involves $10,000 or
                  more and is not cancelable by the Company or a Subsidiary without penalty within ninety (90) days and any other agreement that is not cancelable by the Company or a Subsidiary without penalty within one (1) year.

                  (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all set forth in Schedule 2.16(b) of the Company Schedules, or breaches, violations and defaults which would not have a Material Adverse Effect on the Company, neither the Company nor any Subsidiary has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.16(a) of the Company Schedules, Schedule 2.14(b) of the Company Schedules or
Schedule 2.14(c) of the Company Schedules (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.16(b) of the Company Schedules, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company or any Subsidiary pursuant thereto.

         2.17     Change of Control Payments.
                 ---------------------------

         Schedule 2.17 of the Company Schedules sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of or consultants to the Company or any Subsidiary as a result of or in connection with the transactions contemplated in this Agreement.

         2.18     Interested Party Transactions.
                  ------------------------------

         Except as set forth on Schedule 2.18 of the Company Schedules, to the Company's knowledge, no officer, director or Affiliate of the Company or any Subsidiary (nor, to the Company's knowledge, any ancestor, sibling, descendant or spouse of any of such Persons, or any Person in which any of such Persons has or had an economic interest) has or has had, directly or indirectly, (i) an economic interest in any Person which furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.18. Except as set forth Schedule 2.18 of the Company Schedules, there are no receivables of the Company or any Subsidiary owing by any director, officer, employee, or consultant to the Company or any Subsidiary (or, to the Company's knowledge, any ancestor, sibling, descendant, or spouse of any such Persons, or any Person in which any of such Persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's or any Subsidiary's established employee reimbursement policies and consistent with past practice). None of the stockholders of the Company or any Subsidiary has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company or any Subsidiary.

         2.19     Compliance with Laws.
                  ---------------------

         Each of the Company and the Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, ordinance, law, rule or regulation or any judgment, order or injunction.

         2.20     Litigation.
                  -----------

         Except as set forth on Schedule 2.20 of the Company Schedules, there is no action, suit, claim or proceeding of any nature pending or to the Company's knowledge threatened against the Company or any Subsidiary, its respective properties or any of its respective officers, directors or to the knowledge of the Company, employees, nor, to the knowledge of the

Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, its respective properties or any of its respective officers, directors or employees by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct its respective operations as presently or previously conducted.

         2.21     Insurance.
                  ----------

         Schedule 2.21 of the Company Schedules sets forth a complete list of all insurance policies and fidelity bonds covering the respective assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Subsidiaries. There is no claim by the Company, any Subsidiary or any Company Employee Plan pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid to the extent due and payable and the Company and each of the Subsidiaries is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.22     Books and Records.
                  ------------------

                  (a) The books, records and accounts of the Company and the Subsidiaries (i) are accurate and complete in all material respects and have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the respective assets of the Company and the Subsidiaries and (iii) accurately and fairly reflect the basis for the Company Unaudited Financial Statements.

                  (b) The Company and each of the Subsidiaries has implemented and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with the cash basis method of accounting, consistently applied and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the respective books and records of the Company and the Subsidiaries is compared with the existing assets at reasonable intervals in connection with the preparation of annual audits of the Company's financial statements and appropriate action is taken with respect to any differences.

                  (c) The respective minute books of the Company and the Subsidiaries have been made available to counsel for Buyer and are the only minute books of the Company and the Subsidiaries and contain an accurate summary (in all material respects) of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the respective times of incorporation of the Company and the Subsidiaries.

         2.23     Environmental Matters.
                  ----------------------

                  (a) Hazardous Material. Except as set forth on Schedule 2.23 of the Company Schedules, neither the Company nor any Subsidiary has: (i) operated any underground storage tanks at any property that the Company or any Subsidiary has at any time owned, operated, occupied or leased; or (ii) released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the federal Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the actions of the Company or any Subsidiary, or, to the Company's knowledge, as a result of any actions of any third party or otherwise during the Company's ownership or occupancy of such property, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

                  (b) Hazardous Materials Activities. Except as set forth on
Schedule 2.23 of the Company Schedules, neither the Company nor any Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company and each of the Subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's and the Subsidiaries Hazardous Material Activities and other businesses of the Company and the Subsidiaries as such activities and businesses are currently being conducted.

                  (d) Environmental Liabilities. No action, proceeding, investigation, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Company's knowledge, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any Subsidiary. The Company is not aware of any fact or circumstance which could reasonably be expected to involve the Company or any Subsidiary in any environmental litigation or impose upon the Company or any Subsidiary any environmental liability.

         2.24     Brokers' and Finders' Fees.
                  ---------------------------

         Except as set forth on Schedule 2.24 of the Company Schedules, neither the Company nor any Subsidiary nor any of the Stockholders has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Attached to Schedule 2.24 of the Company Schedules are copies of any written agreements and the summary of terms for any oral agreements with respect to such fees.

         2.25     Employee Matters and Benefit Plans.
                  -----------------------------------

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.25(a)(i) below (such definition shall only apply to this Section 2.25), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate" shall mean any Person under common
                  control with the Company within the meaning of Section 414(b),
                  (c), (m) or (o) of the Code and the regulations thereunder;

                           (ii) "COBRA" shall mean the Consolidated Omnibus
                  Budget Reconciliation Act of 1985, as amended;

                           (iii) "Company Employee Plan" shall refer to any
                  plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate or for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                           (iv) "DOL" shall mean the United States Department of
                  Labor.

                           (v) "Employee" shall mean any current, former, or
                  retired employee, officer, or director of the Company or any Affiliate;

                           (vi) "Employee Agreement" shall refer to each
                  management, employment, severance, consulting, relocation, repatriation, expatriation, or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                           (vii) "ERISA" shall mean the Employee Retirement
                  Income Security Act of 1974, as amended;

                           (viii) "FMLA" shall mean the Family Medical Leave Act
                  of 1993, as amended;

                           (ix) "IRS" shall mean the Internal Revenue Service;

                           (x) "Multiemployer Plan" shall mean any "Pension
                  Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                           (xi) "Pension Plan" shall refer to each Company
                  Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA; and

                           (xii) "Multiple Employer Plan" means an employee
                  benefit plan (as defined in Section 3(3) and Section 3(40) of ERISA) which is covered by ERISA (other than a Multiemployer
                  Plan) and which the Company or any Affiliate and at least one employer, other than the Company, or any Affiliate are contributing sponsors.

                  (b) Schedule. Schedule 2.25(b) of the Company Schedules contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor any Affiliate has (i) any stated plan or commitment to establish or enter into any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or (ii) any intention or commitment to do any of the foregoing.

                  (c) Documents. The Company has provided to Buyer (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with any applicable summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vii) all material written agreements and contracts relating to each Company Employee Plan or its related trust; (viii) all communications material to any Company Employee Plan and any proposed Company Employee Plans or any Employee's participation thereunder, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company or the Company Employee Plan; (ix) the most recent COBRA forms and related notices; (x) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company

Employee Plan; (xi) 401(k) discrimination tests, if any, for each Company Employee Plan for the most recent plan year; and (xii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses, if any, prepared in connection with each Company Employee Plan.

                  (d) Employee Plan Compliance. Except as set forth on Schedule 2.25(d) of the Company Schedules, (i) the Company and each Affiliate has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination or opinion, letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation; (iii) no non-exempt "prohibited transaction", within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Buyer or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; (vii) neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(l) of ERISA or Section 4975 through 4980D of the Code; and
(viii) each Multiple Employer Plan, whether a Company Employee Plan intended to be qualified under Section 401(a) of the Code, or a Multiple Employer Welfare Arrangement (MEWA) as defined in Section 3(40) of ERISA, has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules, and regulations, including but not limited to ERISA or the Code.

                  (e) Pension Plans. The Company and each Affiliate does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (f) Multiemployer Plans. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

                  (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.25(g) of the Company Schedules, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Company nor, to the Company's knowledge, any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                 (h) COBRA. Neither the Company nor any Affiliate has, prior to the Closing Date, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of the Alabama Family Rights Act applicable to its Employees.

                 (i) Effect of Transaction. Except as provided in Section 1.6 of this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (j) Employment Matters. Schedule 2.25(j) of the Company Schedules lists all current officers, directors and employees of the Company and each Affiliate. The Company and each Affiliate (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, reasonably anticipated or, to the Company's knowledge, threatened claims or actions against the Company or any Affiliate under any workers compensation policy or long-term disability policy. Each Person who is acting or has acted as a consultant or service provider to the Company or any Affiliate is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company or any Affiliate, unless the Company treated such person as an employee for income Tax purposes. Schedule 2.25(j) of the Company Schedules also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

                  (k) Labor. No work stoppage or labor strike against the Company or any Affiliate is pending or, to the Company's knowledge, threatened. Neither the Company nor any Affiliate is involved in or, to the Company's knowledge, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, could reasonably be expected to, individually or in the aggregate, result in any liability to the Company or any Affiliate. Neither the Company nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which could reasonably be expected to, individually or in the aggregate, directly or indirectly result in any liability to the Company or any Affiliate. To the Company's knowledge, there are no activities or proceedings of any labor union to organize any Employees. Neither the Company nor any Affiliate is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any Affiliate.

                  (l) No Interference or Conflict. To the Company's knowledge, no officer, employee or consultant of the Company or any Affiliate is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such Person's efforts to promote the interests of the Company or any Affiliate or that would interfere with the Company's or any Affiliate's business. To the Company's knowledge, none of the execution, delivery or performance of this Agreement by the Company, nor the carrying on of the Company's or any Affiliate's respective business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's or any Affiliate's respective business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         2.26     Bank Accounts.
                  --------------

         Schedule 2.27 of the Company Schedules constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company and each Subsidiary, the number of each such account or box, and the names of the Persons authorized to draw on such accounts or to access such boxes.

         2.27     Representations Complete.
                  -------------------------

         None of the representations or warranties made by the Company in this Agreement, nor any statement made in any Company Schedule or certificate furnished by the Company pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer represents and warrants to the Company, except as set forth in the written disclosure schedules delivered by Buyer to the Company concurrently with the execution of this Agreement (the "Buyer Schedules"), as follows:

         3.1      Organization of Buyer.
                  ----------------------

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified has had or could be reasonably expected to have a Material Adverse Effect on Buyer.

         3.2      Authority.
                  ----------

         Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. Each of this Agreement and the Escrow Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as the enforcement hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement and the Escrow Agreement by Buyer does not, and the compliance with and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by Buyer will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Buyer or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer, the breach, violation, default, termination or forfeiture of which could be reasonably expected to have a Material Adverse Effect on Buyer. Except as set forth in Schedule 3.2 of the Buyer Schedules, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the Escrow Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby or thereby except for (a) filings, consents and approvals of or with the Nasdaq National Market ("Nasdaq"), (b) a filing under the HSR Act, and (c) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

         3.3      Buyer Common Stock.
                  -------------------

         The shares of Buyer Common Stock to be issued hereunder, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and will be issued in compliance with applicable federal and state securities laws.

         3.4      SEC Filings; Buyer Financial Statements.
                  ----------------------------------------

                  (a) Since August 16, 1999, Buyer has filed all forms, reports, and documents required to be filed by Buyer with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Buyer may file subsequent to the date hereof until the Effective Time) are referred to herein as the "Buyer SEC Reports." As of their respective filing dates, the Buyer SEC Reports (i) complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements of Buyer (including, in each case, the notes thereto) included in the final prospectus relating to the initial public offering of Buyer Common Stock and in the Buyer SEC Reports, including each Buyer SEC Report filed after the date hereof until the Effective Time (the "Buyer Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented, in all material respects, the consolidated financial position of Buyer and its subsidiaries as at the respective dates thereof and the consolidated results of Buyer's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments). Except as reflected or reserved against in the Buyer Financial Statements, or otherwise disclosed in the Buyer Schedules, Buyer has no material liabilities or other obligations, except (i) liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Buyer Financial Statements or (ii) that would not be required to be reflected or reserved against in the balance sheet of Buyer prepared in accordance with GAAP.

         3.5      No Material Adverse Change.
                  ---------------------------

         Except as set forth in Schedule 3.5 of the Buyer Schedules, during the period commencing on March 1, 2000 through and including the date of this Agreement, Buyer has conducted its business in the ordinary course of business consistent with past practices and no events, occurrences, changes or effects have occurred which, individually or in the aggregate, have had or could be reasonably expected to have a Material Adverse Effect on Buyer.

         3.6      Buyer Capital Structure.
                  ------------------------

         The authorized capital stock of Buyer consists of 5,000,000 shares of preferred stock, par value $.0001 per share, none of which shares are issued and outstanding, and 225,000,000 shares of Buyer Common Stock, of which, as of June 9, 2000, (a) 156,404,576 shares were issued and outstanding and (b) 26,291,172 shares were reserved for issuance pursuant to Buyer's stock option and stock purchase plans. Except as set forth in Schedule 3.6 of the Buyer Schedules, there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which Buyer is a party or by which it is bound obligating Buyer to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe to shares of its capital stock.

         3.7      Representations Complete.
                  -------------------------

         None of the representations or warranties made by the Buyer in this Agreement, nor any statement made in any Buyer Schedule or certificate furnished by the Company pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                     SECURITIES ACT COMPLIANCE; REGISTRATION

         4.1      Securities Act Exemption.
                  -------------------------

         The Buyer Common Stock to be issued pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemption from the registration requirements of Section 5 of the Securities Act set forth in
Section 3(a)(10) thereof, assuming approval of the terms and conditions of the transactions contemplated in this Agreement pursuant to the Fairness Hearing and the issuance of the Order (as described in Section 4.3); if the Order is not issued, the provisions of Section 4.4 shall apply. In the event of the issuance of the Order, the Unrestricted Shares will be freely transferable by the Stockholders without restriction as to holding period, subject only to the limitations set forth in Section 4.2(b).

         4.2      Restrictions Regarding Securities Law Matters.
                  ----------------------------------------------

         Each of the Stockholders agrees as follows:

                  (a) Such Stockholder will not offer, sell, or otherwise dispose of any shares of Buyer Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

                  (b) Such Stockholder will not sell, transfer or otherwise dispose of any shares of Buyer Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 145 promulgated by the SEC under the Securities Act without regard to any holding period limitations, (ii) in the opinion of counsel, reasonably satisfactory to Buyer and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Buyer Common Stock or (iii) the offer and sale of Buyer Common Stock is registered under the Securities Act.

                  (c) Such Stockholder will not sell, transfer or otherwise dispose of any shares of Buyer Common Stock except in compliance with the terms of this Agreement.

         4.3      Fairness Hearing.
                  -----------------

         Promptly after the execution of this Agreement, Buyer shall prepare and cause to be filed with the North Carolina Secretary of State or her delegate (the "Administrator") an application under Section 78A-30 of the General Statutes of North Carolina, and shall request a hearing on the fairness of the terms and conditions of the transactions contemplated in this Agreement and the issuance of an order (the "Order") stating the Administrator's determination that the transactions contemplated in this Agreement are fair to the stockholders of the Company (the "Fairness Hearing"). The parties to this Agreement shall use their reasonable best efforts to cause the Administrator to issue an Order approving the terms and conditions of the transactions contemplated in this Agreement at such a hearing; provided, however, that Buyer shall not be required to modify any of the terms of this Agreement or the transactions contemplated in this Agreement in order to cause the Administrator to approve the fairness of such terms and conditions.

         4.4      Private Placement and Registration Rights.
                  ------------------------------------------

                  (a) In the event that either (i) the Fairness Hearing is not available to Buyer and the Company, (ii) the Fairness Hearing is available but the Administrator does not issue the Order or (iii) the exemption from registration under Section 3(a)(10) of the Securities Act is otherwise determined not to be available in connection with the transactions contemplated in this Agreement, then the issuance of the Buyer Common Stock pursuant to this Agreement shall not be registered under the Securities Act (except as provided in Section 4.4(b) below) in reliance upon the exemption from registration provided by Section 4(2) thereof and regulations promulgated thereunder nor the securities laws of any state. Consequently, each stockholder of the Company understands that the shares of Buyer Common Stock issued pursuant to this Agreement cannot be resold unless they are registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available, and that there will be placed on the certificates representing the Buyer Common Stock issued pursuant to this Agreement a legend to that effect.

                  (b) Upon the occurrence of the event specified in clauses (i),
(ii), or (iii) of Section 4.4.(a), Buyer and the holders of Unrestricted Shares shall enter into a registration rights agreement (the "Registration Rights Agreement") to be effective as of the Closing Date, providing for Buyer, at any time, as determined by the Securityholder Agent, during the period beginning on August 18, 2000 and ending on the first anniversary of the Closing Date, to use its best efforts to register the Unrestricted Shares under the Securities Act for resale to the public.

In addition to the terms and conditions customary for such agreements, the Registration Rights Agreement shall include the following provisions:

                  (i) Buyer will only be obligated to effect such registration on Form S-3 (or any successor form);

                           (ii) Buyer will only be obligated to keep the registration statement effective until such time as the holders of Unrestricted Shares can begin selling such shares to the public in accordance with the provisions of Rule 144 promulgated under the Securities Act; and

                           (iii) Buyer shall use reasonable best efforts to resolve any conflict between the rights granted under the Registration Rights Agreement and rights held by any other stockholder of Buyer to cause it to register securities under the Securities Act.


                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1      Conduct of Business of the Company.
                  -----------------------------------

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Buyer shall otherwise consent in writing) to, and shall cause each of the Subsidiaries to, carry on its business in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Buyer of any materially negative event involving or adversely affecting the Company or its business or any Subsidiary or its business. By way of amplification and not limitation, except as expressly contemplated by this Agreement, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of Buyer:

                  (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options, Company Capital Stock or Subsidiary Securities subject to vesting, or reprice Company Options or Subsidiary Securities or authorize cash payments in exchange for any such outstanding options;

                  (b) Make any payment or enter into any commitment or transaction outside of the ordinary course of business or in excess of $15,000;

                  (c) Modify, amend or terminate any material contract or agreement to which the Company or any Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (d) Transfer to any person or entity any rights to the Company Intellectual Property (other than pursuant to end-user licenses granted to customers of the Company or any Subsidiary in the ordinary course of business or other transfer of Intellectual Property in connection with work or services provided for a Company customer in the ordinary course of business pursuant to a "work for hire" arrangement.

                  (e) Enter into or amend (except in the ordinary course of business and consistent with past practices) any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company or any Subsidiary;

                  (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

                  (g) Commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

                  (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

                  (i) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock or Company Options, except repurchases of unvested shares of Company Capital Stock at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements;

                  (j) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock, Purchase Rights or Subsidiary Securities (except for the issuance of any Company Common Stock upon exercise or conversion of presently outstanding Company Options or Preferred Stock);

                  (k) Cause or permit any amendments to its Articles of Incorporation or Bylaws or any equivalent documents of any Subsidiary;

                  (l) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any Person or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $10,000 in the case of a single transaction or in excess of $25,000 in the aggregate;

                  (m) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

                  (n) Incur any indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary or guarantee any debt securities of others;

                  (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other Employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

                  (p) Except as provided in Section 7.3(p) below, adopt or amend any Company Employee Plan, or enter into any Employee Agreement, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or Employee, or increase the salaries or wage rates of its Employees; except that from and after the date that the Company and Buyer agree on a mutually acceptable hiring plan (which shall be agreed within fourteen days of the date hereof) the Company may extend employment offers consistent with the hiring plan;

                  (q) Effect or agree to effect, including by way of involuntary termination, any change in the Company's or any Subsidiary's directors, officers or key Employees;

                  (r) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (s) Pay, discharge or satisfy, in an amount in excess of $5,000 (in any one case) or $10,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Balance Sheet (or the notes thereto) or that arose in the ordinary course of business subsequent to the Most Recent Balance Sheet Date or arose in the ordinary course of business prior to the Most Recent Balance Sheet Date and were not reflected or reserved against in the Company Balance Sheet as a result of the Company being on the cash basis method of accounting or expenses consistent with the provisions of this Agreement incurred in connection with the transaction contemplated hereby;

                  (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (u) Enter into any strategic alliance, joint development or joint marketing agreement;

                  (v) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

                  (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (v) above, or any other action that would prevent the Company or any Subsidiary from performing or cause the Company or any Subsidiary not to perform its covenants and obligations hereunder.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      Stock Split.
                  ------------

         The Stockholders and the Company agree to file with the Alabama Secretary of State an amendment to the Articles of Incorporation of the Company which shall effect a stock split of 6 to 1 as contemplated in Section 2.3 of this Agreement.

         6.2      Access to Information.
                  ----------------------

         The Company shall afford Buyer and its accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) the properties, books, contracts, commitments and records of the Company and the Subsidiaries and (b) such other information concerning the business, properties, and personnel of the Company and the Subsidiaries as Buyer may reasonably request. The Company agrees to provide Buyer and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated in this Agreement.

         6.3      Confidentiality.
                  ----------------

         The parties acknowledge that the Company and Buyer have previously executed a Nondisclosure Agreement, dated as of May 10, 2000 (the "Nondisclosure Agreement"), which Nondisclosure Agreement will continue in full force and effect in accordance with its terms.

         6.4      Public Disclosure.
                  ------------------

         Unless otherwise required by applicable laws, rules or regulations (including, without limitation, securities laws, rules and regulations) or, as to Buyer, by regulatory authority of the National Association of Securities Dealers, Inc. ("NASD"), Nasdaq or the SEC, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and the Company prior to release, provided that such approval shall not be unreasonably withheld.

         6.5      Consents.
                  ---------

         The Company shall promptly apply for or otherwise seek and use commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the transactions contemplated in this Agreement, including all consents, waivers, or approvals under any of the Contracts in order to preserve the benefits thereunder for the Company and otherwise in connection with the transactions contemplated in this Agreement. All of such consents and approvals are set forth in Schedule 2.6 of the Company Schedules.

         6.6      FIRPTA Compliance.
                  ------------------

         On the Closing Date, the Company shall deliver to Buyer a properly executed statement or statements in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         6.7      Legal Conditions to the Closing.
                  --------------------------------

         Each of Buyer and the Company will take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated in this Agreement and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the transactions contemplated in this Agreement. Each party will take all commercially reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or notice to, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the transactions contemplated in this Agreement or the taking of any action contemplated thereby or by this Agreement.

         6.8     Reasonable Best Efforts; Additional Documents and Further
                ---------------------------------------------------------
Assurances.
-----------

         Each of the parties to this Agreement shall use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, and the transactions contemplated hereby.

         6.9      Notification of Certain Matters.
                  --------------------------------

         The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which has caused or is likely to cause any representation or warranty of the Company, Stockholders or Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company, Stockholders or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.10     Form S-8.
                  ---------

         Buyer shall file a Registration Statement on Form S-8 with the SEC covering the shares of Buyer Common Stock issuable with respect to assumed Company Options promptly after the Effective Time, and in any event no later than 30 days after the Closing Date.

         6.11     Nasdaq National Market Listing.
                  -------------------------------

         Buyer will prepare and file with Nasdaq an additional listing application and use commercially reasonable efforts to have the shares of Buyer Common Stock issuable hereunder accepted by Nasdaq for listing on the Nasdaq National Market, upon official notice of issuance.

         6.12     Blue Sky Laws.
                  --------------

         Buyer shall use its reasonable best efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Common Stock pursuant hereto. The Company shall use its reasonable best efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock pursuant hereto.

         6.13     Termination of Company Investor Rights.
                  ---------------------------------------

         The Company shall take such steps as may be necessary to provide for the termination as of the Closing of all Company investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to, rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

         6.14     No Solicitation.
                  ----------------

         From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company and the Stockholders will not, and the Company will not permit its directors, officers, employees, representatives, investment bankers, agents, or Affiliates to, directly or indirectly (a) initiate, solicit, encourage or entertain any inquiries, offers or proposals that constitute, or could reasonably be expected to lead to, any "Acquisition Proposal" (as defined herein) by any Person, or (b) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any Subsidiary to, or afford access to the properties, books, or records of the Company or any Subsidiary, or otherwise assist or facilitate, or enter into any agreement or understanding with, any Person (other than Buyer and its Affiliates, agents, and representatives) for the purpose of making, or take any other action to facilitate the making, of an Acquisition Proposal or inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal; or (c) agree to, approve or recommend any Acquisition Proposal or change, withdraw or modify its position with respect to the transactions contemplated in this Agreement. For the purposes of this Agreement, "Acquisition Proposal" shall mean any one of the following (other than the transactions among the Company, the Stockholders and Buyer contemplated hereunder) involving the Company or any
Subsidiary: (i) a proposal for any transaction pursuant to which any Person or its Affiliates (a "Third Party") proposes to acquire beneficial ownership of at least ten percent (10%) of the outstanding equity securities of the Company, whether from the Company or pursuant to a tender offer, exchange offer, recapitalization, reorganization or otherwise, (ii) a proposal for any merger, consolidation or other business combination involving the Company pursuant to which any Third Party proposes to acquire beneficial ownership of at least ten percent (10%) of the outstanding equity securities of the Company, or the entity surviving such merger, consolidation or other business combination, (iii) a proposal for any other transaction or series of related transactions (including any license) pursuant to which any Third Party proposes to acquire control of assets of the Company and its subsidiaries having a fair market value equal to or greater than ten percent (10%) of the fair market value of all of the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will, and will cause its directors, officers, employees, representatives, investment bankers, agents and Affiliates to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (a) notify Buyer if it receives any proposal or inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (b) notify Buyer of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and Affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any Person (other than Buyer).

         6.15     401(k) Plan.
                  ------------

         On or before the Closing Date, the Company shall take (or cause to be taken) all action necessary or otherwise appropriate to cause the cessation of the Company's participation in the Company or HBV 401(k) plan, effective immediately prior to the Closing Date, including, but not limited to (i) the timely adoption of valid resolutions of the Company's and Huntsville Business Ventures' boards of directors resolving to cease the Company's participation in such plan, effective immediately prior to the Closing Date; (ii) providing timely notice of the cessation of the Company's participation in such plan to affected the Company participants therein; (iii) fully vesting all accrued benefits of the affected the Company participants in such plan; (iv) amending such plan, to the extent necessary, to provide for an allocation of any employer contributions for the period through the Closing Date to plan participants who otherwise would have been entitled to an allocation of such contributions at the end of the current plan year; (v) making the employer contributions described in
(iv); and (vi) amending the Company or HBV 401(k) plan, to the extent necessary, to designate the cessation of the Company's participation as a Code section 401(k)(10) distributable event.

         6.16     Stockholders' Agreement.
                  ------------------------

         Any and all stockholders' agreements that may exist among the Stockholders are hereby terminated in their entirety upon the execution by the Stockholders of this Agreement.

         6.17     Tax Agreements.
                  ---------------

                  (a) Section 338(h)(10) Election. The Company and the Stockholders shall file and (i) join Buyer in timely making an election under
Section 338(h)(10) of the Code (and any comparable election under state or local tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares and (ii) cooperate with Buyer in the completion and timely filing of such elections in accordance with the provisions of Treasury Regulations Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provision. Buyer will prepare and forward to the Stockholders the appropriate forms and documentation related to such election within ninety (90) days after the Closing. Each Stockholder and Buyer represent and warrant to the other that it is qualified to make such an election. The Stockholders shall pay any federal tax attributable to the making of the Section 338(h)(10) Election, including, without limitation, any tax imposed on the Company under Section 1374 of the Code, and will indemnify and hold harmless Buyer and the Company against any losses and liabilities arising out of any failure to pay such tax. With respect to the transactions contemplated in this Agreement and with respect to (i) those states or local jurisdictions, including Alabama, whose laws adopt the provisions of the Code or whose laws provide for an election substantially similar to the election available under Section 338(h)(10) of the Code the Stockholders shall pay any state or local tax, including, without limitation, any tax imposed under Section 1374 of the Code, and indemnify and hold harmless Buyer and the Company against any losses and liabilities arising out of any failure to pay any tax attributable to such election (or which results from the making of such election) and (ii) Tennessee and any other state or local jurisdiction in which the Company has assets or employees and whose laws do not adopt the provisions of the Code and do not provide for an election substantially similar to the election available under Section 338(h)(10) of the Code, the Stockholders shall pay any state or local tax, and will indemnify and hold harmless Buyer and the Company against any losses and liabilities arising out of any failure to pay any tax attributable to an election under state or local law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code.

                  (b) Allocation of Purchase Price. The Stockholders and Buyer agree that the Base Consideration plus any Additional Consideration for which the Stockholders become eligible will be allocated to the assets of the Company for all purposes (including tax and financial accounting purposes) in a manner consistent with the fair market values of the assets pursuant to Treasury Regulations ss. 1.338(b) - 2T and ss. 1.338(b) - 3T. Within ninety (90) days of the Closing, Buyer shall deliver to the Securityholder Agent, for his review and approval, a Schedule setting forth the allocation of the Purchase Price among the assets of the Company (the "Allocation"). If Buyer and the Securityholder Agent are not able to agree to the Allocation within thirty (30) days after such delivery, either of them may submit any unresolved matter related to the Allocation to KPMG Peat Marwick LLP to resolve all unresolved matters related to the Allocation, and such resolution shall be binding on both parties. All fees and expenses of the foregoing accounting firm shall be shared equally by Buyer and the Stockholders. The Stockholders and Buyer shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation, as finally determined.

                  (c) Final S Corporation Return. Buyer shall cause the Company to file on a timely basis a final S corporation tax return, which return shall be subject to the reasonable approval of the Securityholder Agent, reporting the deemed sale of assets pursuant to the Section 338(h)(10) election for the period ending on the Closing Date.

                  (d) Returns and Inclusion of Income for Periods Through the Closing Date. Stockholders shall file the tax returns (other than the final S corporation return referred to in subsection (c) above), for and include the income of Stockholders and the Company on Stockholders' federal tax returns and on all other tax returns for all periods through the Closing Date and pay any taxes attributable to such income. Except as otherwise expressly provided herein, Stockholders shall be responsible for and indemnify Buyer for all taxes of the Company and for preparing and filing all tax returns with respect to the Company for all periods prior to or ending on the Closing Date (including without limitation the final S corporation return referred to in subsection (c) above), and Buyer shall be responsible for and indemnify Stockholders for all taxes of the Company and for preparing and filing all tax returns with respect to the Company for all periods commencing after the Closing Date.

                  (e) Cooperation. Stockholders and Buyer shall reasonably cooperate, and shall cause their respective affiliates and representatives reasonably to cooperate, in preparing and filing all tax returns, including, but not limited to, maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits with respect to all taxable periods relating to taxes. Buyer shall furnish tax information to the Securityholder Agent for inclusion in all Stockholders' tax returns for all periods which include the Closing Date. Without limiting the generality of the forgoing, Buyer shall retain, and shall cause the Company to retain, and Stockholders shall retain, until the applicable statute of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such tax returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other parties hereto with a reasonable opportunity to review and copy same at the cost of such other party. Buyer shall give Securityholder Agent prompt notice of any audit or similar investigation or proceeding in which the IRS or any other Governmental Entity makes or proposes to make, or in which Buyer has reason to believe that the IRS or any other Governmental Entity will make, or proposes to make, a tax adjustment affecting the liability of taxes of Stockholders with respect to a pre-Closing tax period. If such tax adjustment or the manner in which it is to be settled or compromised relates solely to or solely affects the liability for taxes or any item of income, deduction, credit, basis, tax accounting method, gain, or loss ("Tax Attributes") of Stockholders for any period ending on or prior to the Closing Date, Stockholders shall conduct and control all aspects of the audit, including the settlement or compromise thereof. Furthermore, in the event any such tax adjustment with respect to the Company results in a refund of taxes to Buyer, the Company, or any of its affiliates with respect to any period ending on or prior to the Closing Date or in the event Buyer, the Company or any of their affiliates receives a refund of taxes with respect to any tax attribute of the Company for any such period, the amount of such refund shall be paid to the Securityholder Agent by Buyer or an affiliate of Buyer upon receipt of such refund by Buyer, the Company or any of its affiliates.

                  (f) Amended Returns. Buyer shall be responsible for filing, at the expense of Stockholders, any amended tax returns related to the Company for all periods ending on or before the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which tax returns are filed by the Company, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Stockholders and furnished to Buyer for approval (which approval shall not be unreasonably withheld or delayed), signature and filing at least 30 days prior to the due date for filing such returns. Nothing in this Agreement shall require Stockholders to amend any tax return, other than as set forth above.

                  (g) Ordinary Conduct. On the Closing Date, Buyer shall cause the Company to conduct its businesses in the ordinary course in substantially the same manner as presently conducted and on the Closing Date shall not permit the Company to effect any extraordinary transactions on the Closing Date (other than any such transactions expressly required by applicable law or expressly permitted by this Agreement) that could result in tax liability to the Company for periods on or before the Closing Date in excess of tax liability associated with the conduct of its business in the ordinary course of business.

                  (h) Tax Sharing Agreements. Stockholders shall cause the provisions of any tax sharing agreement or policy between Stockholders and any of their affiliates (other than the Company), on the one hand, and the Company, on the other hand, to be terminated on or before the Closing Date.

                  (i) Taxable Transaction. The Stockholders hereby agree that
(a) the sale of Shares contemplated in this Agreement is intended to be a taxable transaction for United States federal income tax purposes, (b) they will report the sale of Shares as a taxable transaction and (c) at no time will they take a position inconsistent with this treatment.

         6.18     Notice to Option Holders.
                  -------------------------

         Promptly after the date hereof, the Company shall notify all Persons who hold vested options for Shares (the "Option Holders") that they have the right to exercise their options and participate in the transactions contemplated in this Agreement. In order to exercise such right, the Option Holder must exercise his or her options, pay the exercise price and sign an addendum (an "Addendum") to this Agreement, in form and substance satisfactory to Buyer, by which such Person becomes a party hereto. Such Option Holders shall have all the rights of a Stockholder under this Agreement, including without limitation the right to receive a pro rata share of the Base Consideration and the Additional Consideration with respect to the Shares owned by them as of the Closing Date.

         6.19     Employment Terms.
                  -----------------

         With respect to any Company employees retained as Company employees after the Closing Date, the Buyer agrees that such employment relationship will be employment at will. No such employee will be required to relocate from such employee's current office for a period extending one year from the Closing Date.



                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.1      Conditions to Obligations of Each Party to Close.
                  -------------------------------------------------

         The respective obligations of each party to this Agreement to close shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated in this Agreement shall be in effect; and there shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated in this Agreement, which makes consummation of the transactions contemplated in this Agreement illegal.

                  (b) HSR Act. The waiting period required pursuant to the HSR Act and the regulations promulgated thereunder shall have expired or been terminated or any approvals required in connection with the HSR Act and the regulations promulgated thereunder shall have been obtained.

                  (c) Fairness Hearing; Registration Statement. The Administrator shall have issued an Order approving the fairness of the terms and conditions of the transactions contemplated in this Agreement after a hearing conducted in accordance with Section 78A-30 of the General Statutes of North Carolina or, in the absence of such approval and issuance, the Stockholders and Buyer shall have entered into the Registration Rights Agreement.

                  (d) No Proceedings or Challenges. No investigation, action, suit or proceeding by any Governmental Entity, and no action, suit or proceeding by any other Person, shall be pending on the Closing Date which challenges this Agreement or the transactions contemplated in this Agreement or seeks to restrain or prohibit the consummation of the transactions contemplated in this Agreement;

         7.2      Additional Conditions to the Obligations of the Stockholders.
                  ------------------------------------------------------------

         The obligations of the Stockholders to consummate the transactions contemplated in this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Securityholder Agent:

                  (a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall have been true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of other representations and warranties) on and as of the date of this Agreement and shall be so true and correct on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which shall remain so true and correct as of such date), and the Company shall have received a certificate to such effect signed on behalf of Buyer by a duly authorized officer of Buyer.

                  (b) Agreements and Covenants. Buyer shall have performed or complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Buyer.

                  (c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any events, occurrences, changes or effects which, individually or in the aggregate, have had or could be reasonably expected to have a material adverse effect on the business, assets (including intangible assets), results of operations or financial condition of Buyer and its subsidiaries taken as a whole.

                  (d) Cash and Stock Certificates. Buyer shall have delivered to the Securityholder Agent cash and certificates for the Buyer Common Stock to be delivered at Closing pursuant to Section 1.2(b) plus any cash to be paid with respect to the Noncompete Agreements to be delivered pursuant to Section 7.3(i) of this Agreement.

                  (e) Escrow Agreement. Each of Buyer, the Securityholder Agent (as defined in Section 8.2(b)) and First Union National Bank, as Escrow Agent, shall have executed and delivered to the Company an Escrow Agreement in substantially the form attached hereto as Exhibit C (the "Escrow Agreement").

                  (f) Nasdaq National Market Listing. The shares of Buyer Common Stock issuable pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

                  (g) Legal Opinion. The Company shall have received a legal opinion from Moore & Van Allen, PLLC, counsel to Buyer, in form and substance reasonably acceptable to the Company and its counsel.

                  (h) Stock Options. The Company shall have been furnished with evidence satisfactory to it that Buyer is able to assume all Company Options.

                  (i) Guaranties. The Stockholders shall be released from their respective guaranties of indebtedness of the Company pursuant to the bank financing of the Company identified in Schedule 7.2(i) of the Company Schedules.

         7.3      Additional Conditions to the Obligations of Buyer.
                  --------------------------------------------------

         The obligations of Buyer to consummate the transactions contemplated in this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by
Buyer:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Stockholders contained in this Agreement shall have been true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of other representations and warranties) on and as of the date of this Agreement and shall be so true and correct on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which shall remain so true and correct as of such date) (except that the representation made in Section 2.3 with respect to issued and outstanding shares may be updated by Stockholders to reflect the exercise of options after the date hereof and prior to the Closing Date), and Buyer shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company.

                  (b) Agreements and Covenants. The Company and the Stockholders shall have performed or complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by it on or prior to the Closing Date, and Buyer shall have received a certificate to such effect signed by a duly authorized officer of the Company.

                  (c) Certificates for Company Capital Stock. The Securityholder Agent shall have delivered to Buyer certificates representing the Company Capital Stock, duly endorsed (or accompanied by duly executed stock powers).

                  (d) Third Party Consents. Buyer shall have been furnished with evidence satisfactory to it that the Company, the Stockholders and the Securityholder Agent have obtained the consents, approvals and waivers set forth in Schedule 2.6 of the Company Schedules.

                  (e) Legal Opinion. Buyer shall have received a legal opinion from Bradley Arant Rose & White LLP, counsel to the Company, in form and substance reasonably acceptable to Buyer and its counsel.

                  (f) Conduct of Company Business. The Company shall have conducted its business in accordance with Article V from the date hereof until the Effective Time.

                  (g) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any events, occurrences, changes or effects which, individually or in the aggregate, have had or could be reasonably expected to have a material adverse effect on the business, assets (including intangible assets), results of operations or financial condition of the Company and its subsidiaries taken as a whole.

                  (h) Termination of Company Investor Rights. Buyer shall have been furnished evidence reasonably satisfactory to it that all investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have been terminated as of the Closing.

                  (i) Non-Competition and Non-Solicitation Agreements and Continued Employment. Each of Keith Lowe, Andrew Bailey, Clark Williams, and James True shall have executed and delivered to Buyer a NonCompetition, NonSolicitation and NonDisclosure Agreement substantially in the form attached hereto as Exhibit B. Each of the Company employees identified in Schedule 7.3(j) shall remain in the employment of the Company as of the Closing Date and shall not have provided to Buyer or the Company notice of intention to cease employment with the Company or Buyer (or of intention not to become employed by Buyer).

                  (j) Escrow Agreement. Each of the Company, the Securityholder Agent (as defined in Section 8.2(b)) and First Union National Bank, as Escrow Agent, shall have executed and delivered to Buyer the Escrow Agreement.

                  (k) Capitalization Table. The Company shall have delivered to Buyer a detailed capitalization table (the "Capitalization Table") setting forth the capitalization of the Company as of immediately prior to the Closing Date, certified by a duly authorized officer of the Company.

                  (l) No Change to Organizational Documents or Capitalization. Since the date of this Agreement, (i) no change shall have been made to the Company's (A) Articles of Incorporation or Bylaws or the Articles of Incorporation or Bylaws (or comparable documents) of any of its Subsidiaries (except for an amendment effecting the stock split referred to in Section 6.1) or (B) authorized, issued, or outstanding shares and (ii) the Company shall not have granted or issued to any Person any Purchase Rights.

                  (m) Satisfactory Completion of Due Diligence Review. Buyer shall have completed its review of the Company's business, condition, assets, liabilities, operations, financial performance and prospects and shall be satisfied, in its reasonable discretion, with the results of such review.

                  (n) Waiver of Acceleration. All holders of Company Options and all holders of Company Capital Stock subject to vesting and/or stock restriction agreements shall have irrevocably waived all rights to acceleration of vesting and other lapsing of restrictions with respect to such Company Options and Company Capital Stock in connection with the transactions contemplated in this Agreement.

                  (o) Transfer of Huntsville Office. Title to the office of the Company located at Huntsville, Alabama shall have been transferred to a third party other than the Stockholders or any affiliate of any of them or, in the alternative, the existing lease between Wirespeed Properties Holdings, Inc. and the Company shall be amended to provide that such lease can be terminated by the Company, as lessee, at any time upon thirty (30) days' written notice.

                  (p) Qualification in Tennessee. The Company shall have delivered to Buyer a certificate from the Secretary of State of Tennessee stating that the Company is qualified to do business in Tennessee and is in good standing in that State.

                  (q) Release of Guaranty. The Company shall have obtained a full release of any obligations of the Company under that certain Guaranty dated August 13, 1999 executed by the Company in favor of First Commercial Bank with respect to a loan from First Commercial Bank to Image Concepts LLC.

                  (r) Amendment of Agreement with NETSilicon. The Company shall deliver to Buyer a copy of the Development Agreement dated as of February 23, 2000, between the Company and NETSilicon, Inc. that has been amended to remove the restriction in Section 7.2, which provides that the Company will not "port Linux" to or for any other supplier of an ARM processor with Ethernet.

                  (s) Assignment of Equity Interests. The Company shall have transferred to a third party all of its interest in Image Concepts LLC on terms satisfactory to the Buyer.

                  (t) Termination of Contracts. The Company shall have terminated its contracts with the parties identified on Schedule 7.3(t), on terms satisfactory to the Buyer, without any payment by the Company that would otherwise be triggered by the termination. Buyer reserves the right to require termination of any Company agreements, copies of which were provided on or after the date hereof, on terms satisfactory to the Buyer, as a condition to Closing.

                  (u) Releases. The Stockholders shall have entered into releases, in a form mutually satisfactory to the Stockholders and the Buyer, of any and all claims the Stockholders may have against the Company.

                  (v) Good Standing. The Company shall be validly existing and in good standing under the laws of the State of Alabama.

                  (w) Addendums and Waivers. The Company shall deliver, with respect to each Option Holder, either an Addendum signed by such Option Holder or a waiver, in form and substance satisfactory to Buyer, under which such Option Holder waives the right to participate in the transactions contemplated in this Agreement and agrees not to exercise its options on or prior to the Closing Date.

                  (x) Amendment to Stock Option Plan. All Option Holders shall have consented to and executed an amendment of the option plan and grant documents with respect to the WireSpeed Stock Option Plan to allow the substitution of (i) options exercisable for Buyer Common Stock for (ii) options exercisable for Shares.


                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             ESCROW; INDEMNIFICATION

         8.1      Survival of Representations and Warranties.
                  -------------------------------------------

         All of the Company's and the Stockholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the closing of the transactions contemplated in this Agreement and continue until 5:00 p.m., Alabama time, on the date which is eighteen months following the Closing Date (the "Expiration Date"), and not thereafter except for the representations and warranties set forth in Section 2.3, which shall survive the closing of the transactions contemplated in this Agreement indefinitely, and the representations and warranties set forth in Sections 2.10, 2.23, 2.25, which shall survive until thirty days after the expiration of the applicable statute of limitations. All of the covenants and agreements of the parties hereto shall survive the Closing of the transactions contemplated in this Agreement without limitation.

         8.2      Escrow Arrangements.
                  --------------------

                  (a) Escrow Fund. At the Effective Time, the Stockholders will be deemed to have received from Buyer and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Buyer after the Effective Time) without any act on the part of any Stockholder. As soon as practicable after the Effective Time, the Escrow Shares, without any act on the part of any Stockholder, will be deposited with First Union National Bank as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement. The number of Escrow Shares deposited on behalf of each Stockholder shall be in proportion to the aggregate Buyer Common Stock to which such holder would otherwise be entitled under Sections 1.2(b) and shall be in the respective share amounts and percentages listed opposite each Stockholder's name listed in a schedule in form and substance reasonably acceptable to Buyer to be executed by the Company and delivered to Buyer at Closing (the "Escrow Schedule"). No shares of Buyer Common Stock deposited in the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company. The Escrow Fund shall be available to reimburse, indemnify, defend and hold harmless, Buyer and its Affiliates (including the Company) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Buyer, its officers, directors, agents or Affiliates (including the Company), in each case net of insurance proceeds if and when received by such Person in connection with such Losses, directly or indirectly as a result of:

                  (i) any inaccuracy in, or breach of, a representation or warranty of the Company or the Stockholders contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company or the Stockholders pursuant to this Agreement);

                  (ii) any failure by the Company or any Stockholder to perform or comply with any covenant contained herein;

                  (iii) any claims or liabilities of any type with respect to, related to or arising from Huntsville Business Venture Corporation ("HBV") (including without limitation any rent or other amounts owed with respect to the Huntsville Office and any amounts owed for compensation of employees compensated by HBV), Image Concepts LLC, WireSpeed Property Holdings, QualTech, AquaTex Industries, Inc., Simple Surfer, Inc., Tucker Golf Corporation, C-Sharp Technologies, Inc. and ABR , Inc., provided, however, nothing herein shall be deemed an acknowledgment that there is any liability of the Stockholders or the Company to any of the other companies identified in this Section 8.2(a)(iii);

                  (iv) any Losses arising from the matters disclosed on Schedule2.20, 2.25(d) and 8.2;

                  (v) any liability or obligation (A) of the Company for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing
         Date), and (B) of the Company for the unpaid Taxes of any person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise; or

                  (vi) any claims or liabilities of any type of the Company with respect to periods on or prior to the Closing Date, other than any liability set forth in Schedule 2.8 of the Company Schedules, any liability fully disclosed, reflected or reserved against in the Company Balance Sheet or the Company Unaudited Financial Statements and any liability that has arisen in the ordinary course of the Company's business consistent with past practices since the Most Recent Balance Sheet Date.

         Claims arising out of an inaccuracy in, or breach of, any representations and warranties of the Company or any Stockholder contained in this Agreement and in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the transactions contemplated in this Agreement must be asserted on or before 5:00 p.m. (Alabama Time) on the Expiration Date, except for claims for a breach of the representations and warranties set forth in Section 2.3, which shall survive the Closing indefinitely, and claims for a breach of the representations and warranties set forth in Sections 2.10, 2.23, 2.25, which shall survive until thirty days after the expiration of the applicable statute of limitations. Buyer shall provide notice to the Securityholder Agent within 30 days of Buyer becoming aware of any claims for Losses if such claims are reasonably identifiable and determinable; provided, however, that no delay or failure on the part of Buyer in notifying the Securityholder Agent shall relieve the Securityholder Agent or the Stockholders on whose behalf the Escrow Amount was contributed from any obligation unless they are materially prejudiced thereby (and then only to the extent of such prejudice). Except as otherwise provided herein, Buyer may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in the Escrow Agreement) identifying Losses, the aggregate amount of which exceed $100,000 (the "Basket Amount"), have been delivered to the Escrow Agent as provided in the Escrow Agreement and such amount is determined pursuant to the Escrow Agreement to be payable; in such case, Buyer may recover shares from the Escrow Fund equal in value to all indemnified Losses in excess of the Basket Amount for which there is no objection or any objection had been resolved in accordance with the provisions of the Escrow Agreement; provided, however, that any Losses attributable to any failure by the Company or any Stockholder to perform or comply with any covenant contained herein shall be immediately reimbursable to Buyer in accordance with this Article VIII (without regard to the Basket Amount for Losses and without counting toward the Basket Amount); provided, further, however, that to the extent that Third Party Expenses (as defined in Section 10.2(a) below) incurred by the Company exceed $100,000 in the aggregate, such excess shall be deemed a Loss for purposes of this Article VIII and shall be immediately reimbursable to Buyer in accordance with this Article VIII (without regard to the Basket Amount for Losses and without counting toward the Basket Amount). Losses shall be determined without regard to any materiality or knowledge qualifiers that may be included in any representation or warranty that is breached.

                  (b) Securityholder Agent of the Stockholders; Power of
Attorney.

                           (i) Andrew Bailey is hereby appointed as agent and
                  attorney-in-fact for each Stockholder, for and on behalf of Stockholders, to act as the Securityholder Agent under the Escrow Agreement and to give and receive notices and communications, to authorize delivery to Buyer of Escrow Shares from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing in accordance with the terms and provisions of the Escrow Agreement. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Buyer; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Stockholders.

                           (ii) The Securityholder Agent shall not be liable for
                  any act done or omitted hereunder or under the Escrow Agreement as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

                  (c) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent relating to the Escrow Shares, the Escrow Fund or the Escrow Agreement shall constitute a decision of all the Stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Stockholders, and the Escrow Agent and Buyer may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such Stockholder. The Escrow Agent and Buyer are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

         8.3      Indemnification by the Stockholders.
                  ------------------------------------

         In addition to the provisions contained in Sections 8.2(a), after exhaustion of the Escrow Fund, the Stockholders shall, severally, reimburse, indemnify, defend and hold harmless Buyer and its Affiliates (including the Company) for any Losses incurred by Buyer, its officers, directors, agents or Affiliates (including the Company) , in each case net of insurance proceeds if and when received by such Person in connection with such Losses, directly or indirectly as a result of:

                          (i) any inaccuracy in, or breach of, a representation
                  or warranty of the Company or the Stockholders contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company or the Stockholders pursuant to this Agreement);

                           (ii) any failure by the Company or any Stockholder to
                  perform or comply with any covenant contained herein;

                          (iii) any claims or liabilities of any type with
                  respect to, related to or arising from HBV (including without limitation any rent or other amounts owed with respect to the Huntsville Office and any amounts owed for compensation of employees compensated by HBV), or any of the other companies identified in Section 8.2(a)(iii);

                           (iv) any Losses arising from the matters disclosed on
                  Schedules 2.20, 2.25(d) and 8.2;

                          (v) any liability or obligation (A) of the Company for
                  any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), and (B) of the Company for the unpaid Taxes of any Person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise; or

                          (vi) any claims or liabilities of any type of the
                  Company with respect to periods on or prior to the Closing Date other than any liability set forth in Schedule 2.8 of the Company Schedules, any liability fully disclosed, reflected or reserved against in the Company Balance Sheet or the Company Unaudited Financial Statements and any liability that has arisen in the ordinary course of the Company's business consistent with past practices since the Most Recent Balance Sheet Date;

provided, however, that the maximum amount of Losses for which any Stockholder shall be liable under Section 8.3(i) shall equal the product of (x) the percentage of such Stockholder's pro rata share of the issued and outstanding stock of the Company as set forth on the Capitalization Table to be delivered pursuant to Section 7.3(k) and (y) the Base Consideration (less any amounts reimbursed to Buyer or any other person pursuant to this Agreement from the Escrow Fund) (other than with respect to claims for infringement of any intellectual property right, in which event the maximum amount of Losses for which any Stockholder shall be liable under Section 8.3(i) shall equal the product of (x) the percentage of such Stockholder's pro rata share of the issued and outstanding stock of the Company as set forth on the Capitalization Table and (y) the sum of the Base Consideration (less any amounts reimbursed to Buyer or any other person pursuant to this Agreement from the Escrow Fund) plus any Additional Consideration actually paid to the Stockholders); provided, further, however, that the foregoing limitations shall not apply in the case of a claim by Buyer or any of its Affiliates (including the Company) relating to any representation or warranty which was known to any Stockholder to be false or materially inaccurate when made.

         8.4      Indemnity by the Buyer.
                  -----------------------

         The Buyer hereby agrees to indemnify, defend and hold harmless Stockholders and their respective Affiliates against and in respect of all Losses incurred by Stockholders or their respective Affiliates, in each case net of insurance proceeds if and when received by such Person in connection with such Losses, directly or indirectly as a result of:

                          (i) any inaccuracy in, or breach of, a representation
                  or warranty of the Buyer contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Buyer pursuant to this Agreement); or

                           (ii) any failure by the Buyer to perform or comply
                  with any covenant contained herein.

         8.5      Matters Involving Third Parties.
                  --------------------------------

                  (a) If any third party shall notify any party hereto entitled to indemnification under Sections 8.2, 8.3, or 8.4 (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify (and in any event by the sooner to occur of (i) 10 days after receipt of notice by it, and (ii) five days prior to the date a responsive pleading is due (which notification shall be made by either facsimile or overnight delivery pursuant to Section 10.1 hereof)), each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party promptly notifies the Indemnified Party in writing that the Indemnifying Party will indemnify the Indemnified Party, to the extent indemnification is provided for under Sections 8.2, 8.3, or 8.4, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.5(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder, (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim, which involves an injunction or other equitable relief, without the consent of the Indemnified Party, which consent will not be unreasonably withheld, and (v) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim which will, in the good faith judgment of the Indemnified Party, likely establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party.

                  (d) In the event any of the conditions in Section 8.5(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the

Third Party Claim (including attorneys' fees and expenses), provided that the Third Party Claim is subject to indemnification under Sections 8.2, 8.3, or 8.4 and (iii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may incur to the extent provided in Sections 8.2, 8.3, or 8.4, as applicable.

         8.6      Exclusive Remedies.
                  -------------------

         The remedies provided in this Article VIII constitute the sole and exclusive remedies available to each party hereto for recoveries against the other party hereto for breaches or failures to comply with or non-fulfillments of the representations, warranties, covenants and agreements of this Agreement or in any schedule or certificate furnished to any party hereto by any other party hereto pursuant to this Agreement except that nothing in this Agreement shall limit the right of the Buyer or the Company to pursue any appropriate remedy at equity, including specific performance for breach of any of the covenants of the Stockholders contained herein or any appropriate remedy based upon allegations of fraud (or, with respect to claims governed by Alabama law, willful fraud) or willful misconduct in connection with this Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1      Termination.
                  ------------

         Except as provided in Section 9.2 below, this Agreement may be terminated:

                  (a) by mutual written consent duly authorized by the Board of Directors of the Company and Buyer;

                  (b) by either Buyer or the Company if the Closing Date has not occurred by July 31, 2000 (the "Termination Date") (provided that the right to terminate this Agreement under this clause 9.1(b) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement);

                  (c) by either Buyer or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated in this Agreement, by any Governmental Entity, which would: (i) prohibit Buyer's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Buyer or the Company to dispose of or hold separate, as a result of the transactions contemplated in this Agreement, any portion of the business or assets of the Company or Buyer;

                  (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Stockholders and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company or the Stockholders prior to the Termination Date through the exercise of its or their commercially reasonable efforts, then for so long as the Company or the Stockholders continue to exercise such commercially reasonable efforts Buyer may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (e) by the Company if neither it nor the Stockholders are in material breach of its or their obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Buyer prior to the Termination Date through the exercise of its commercially reasonable efforts, then for so long as Buyer continues to exercise such commercially reasonable efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured).

Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         9.2      Effect of Termination.
                  ----------------------

         Except as set forth in Section 10.2, any valid termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the valid termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Nondisclosure Agreement, all of which obligations shall survive termination of this Agreement.

         9.3      Amendment.
                  ----------

         Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Buyer and the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Buyer and by either the Securityholder Agent or former Company stockholders who receive more than 66 2/3% of the Buyer Common Stock issued pursuant to Section 1.2(b).

         9.4      Extension; Waiver.
                  ------------------

         At any time prior to the Effective Time, Buyer, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1     Notices.
                  --------

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer, to:

                           Red Hat, Inc.
                           2600 Meridian Parkway
                           Durham, NC  27713
                           Attention:   Howard Jacobson
                           Telephone:   (919) 547-0012
                           Facsimile:   (919) 547-0024

                           with a copy to:

                           Moore & Van Allen, PLLC
                           100 North Tryon Street, Floor 47
                           Charlotte, NC 28202
                           Attention:    Stephen D. Hope, Esq.
                           Telephone:    (704) 331-1000
                           Facsimile:    (704) 331-1159

                  (b)      if to the Company, to:

                           WireSpeed Communications, Corporation
                           307 Wynn Drive NW
                           Huntsville, AL 35805
                           Attention:    Mr. Keith Lowe
                           Telephone:    (256) 837-3838
                           Facsimile:    (256) 837-3839

                           with a copy to:

                           Bradley Arant Rose & White LLP
                           200 Clinton Avenue, Suite 900
                           Huntsville, AL 35801-4900
                           Attention:    Hall B. Bryant III
                           Telephone:    (256) 517-5187
                           Facsimile:    (256) 517-5200

                   (c)     if to the Stockholders or the Securityholder Agent:

                           Andrew Bailey
                           307 Wynn Drive NW
                           Huntsville, AL 35805
                           Telephone:    (256) 837-3838
                           Facsimile:    (256) 837-3839

Any notice or other communication required to be delivered to any of the Stockholders hereunder shall be deemed delivered to such Stockholder if delivered to the Securityholder Agent in accordance with the provisions of this
Section 10.1.

         10.2     Expenses.
                  ---------

                  (a) In the event the transactions contemplated in this Agreement are not consummated, all fees and expenses incurred in connection with the transactions contemplated in this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

                  (b) Subject to the provisions of Section 8.2, in the event the transactions contemplated in this Agreement are consummated, the Company shall be responsible for the payment of all reasonable Third Party Expenses, including reasonable Third Party Expenses incurred by the Company, up to an aggregate amount of $100,000. No fees or expenses of the Stockholders will be paid by the Company or Buyer.

         10.3     Interpretation.
                  ---------------

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term "Person" means any individual, corporation, partnership, association, trust, limited liability company or partnership, unincorporated organization, joint venture, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         10.4     Counterparts.
                  -------------

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.5     Entire Agreement; Assignment.
                  -----------------------------

         Except for the Nondisclosure Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, or with the written consent of each of the other parties hereto, provided, however, that Buyer may assign its rights and obligations under this Agreement to an Affiliate of Buyer including without limitation a subsidiary of a subsidiary (i.e., a second-tier subsidiary) of Buyer.

         10.6     Severability.
                  -------------

         In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.7     Governing Law.
                  --------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of North Carolina for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         10.8     Rules of Construction.
                 ----------------------

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.9     Specific Performance.
                  ---------------------

         Notwithstanding Sections 8.2 and 8.3, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Buyer, the Company, the Stockholders and the Securityholder Agent have signed or caused this Agreement to be signed by their duly authorized respective officers, as the case may be, all as of the date first written above.

RED HAT, INC.,                                                 WIRESPEED COMMUNICATIONS CORPORATION, an Alabama
a Delaware corporation                                         corporation

By: /s/ Harold Covert                                          By: /s/ Andrew Bailey
   ----------------------------------                             -----------------------------------
     Harold Covert                                                  Andrew Bailey
     Chief Financial Officer                                        President


SECURITYHOLDER AGENT

By: /s/ Andrew Bailey
   ----------------------------------
     Andrew Bailey




STOCKHOLDERS:


/s/ Keith Lowe                                                 /s/ James True
----------------------------------                             -----------------------------------
Keith Lowe                                                     James True


/s/ Ryan Waldron                                               /s/ John Allen
----------------------------------                             -----------------------------------
Ryan Waldron                                                   John Allen


/s/ Clark Williams                                             /s/ Andrew Bailey
----------------------------------                             -----------------------------------
Clark Williams                                                 Andrew Bailey


/s/ Reuel Delaney
----------------------------------
Reuel Delaney